Exhibit 99.1

District Court Denies Blue Coat’s Motion to Stay in Finjan v. Blue Coat II

EAST PALO ALTO, CA -- 07/26/16 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, provides an update in Finjan, Inc. v. Blue Coat Systems, Inc II (5:13-cv-03295-BLF, “Blue Coat II”), with the Honorable Beth Labson Freeman presiding. On July 15, 2015, Finjan filed this second case against Blue Coat, accusing Blue Coat of further infringing ten Finjan patents. Blue Coat moved to stay Blue Coat II pending proceedings before the U.S. Patent and Trademark Office (“USPTO”) and the Patent Trial and Appeal Board (“PTAB”). The Court’s “Order Denying Blue Coat’s Motion to Stay Proceedings Pending Final Resolutions of Finjan I or Inter Partes Reviews and Ex Parte Rexaminations” (Doc. 67) was decided in Finjan’s favor.

Blue Coat has filed 9 IPRs and 2 reexams against 6 of 10 Finjan patents in this case. To date, the USPTO and PTAB have decided against institution of 6 of the challenges; four IPR challenges were instituted (consolidated to three), and one reexamination are pending. Weighing heavily in the Court’s decision, Blue Coat was not the originator of any of the three instituted IPR petitions but rather piggybacked on the filings of others. To date, the remaining seven patents asserted in the second case are not subject to any patent office proceeding.

Finjan has pending infringement lawsuits against FireEye, Inc., Sophos, Inc., Symantec Corp., Palo Alto Networks, Inc., ESET and its affiliates relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
LinkedIn: linkedin.com/company/finjan
Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.
Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Capital Markets Group LLC
(650) 282-3245
investors@finjan.com